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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87452 of United Auto Group, Inc. on Form S-4 of our report dated February 4, 2002 (except for Note 14, as to which the date is May 15, 2002), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 15, 2002